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                               EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
              HIENERGY TECHNOLOGIES, INC., A WASHINGTON CORPORATION
                                       AND
               HIENERGY TECHNOLOGIES, INC., A DELAWARE CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of the 18th day of October, 2002, by and between HiEnergy Technologies, Inc., a Washington corporation (hereinafter, the "Parent"), located at 1601 Alton Parkway, Unit B, Irvine, California, 92606, and HiEnergy Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (hereinafter, the "Subsidiary"), located at 1601 Alton Parkway, Unit B, Irvine, California, 92606. The Parent and the Subsidiary are referred to collectively herein as the "Parties."

                                    RECITALS

     A. The Parent is a corporation organized and existing under the laws of the State of Washington. The authorized capital stock of the Parent consists of 100,000,000 shares of Common Stock, having a par value of $0.0001 per share, of which 22,624,276 shares are duly issued and outstanding as of October 4, 2002 and 20,000,000 shares of Preferred Stock, having a par value of $0.0001 per share, of which 97.95 shares of Series A Convertible Preferred Stock are duly issued and outstanding.

     B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware. The authorized capital stock of the Subsidiary consists of 100,000,000 shares of Common Stock, having a par value of $0.001 per share, of which 1,000 shares are duly issued and outstanding, and 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share, of which none are duly issued and outstanding. All 1,000 shares of issued and outstanding shares of Common Stock are held by the Parent.

     C. This Agreement contemplates a merger of the Parent with and into the Subsidiary. The Parent stockholders will receive one (1) security of the Subsidiary in exchange for each security of the Parent outstanding at the Effective Time. The purpose of the Merger is to change the domicile of the Parent from the State of Washington to the State of Delaware.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.     BASIC  TRANSACTION.

1.1     Merger.  On  and  subject to the terms and conditions of this Agreement,
        ------
the Parent will merge with and into the Subsidiary (the "Merger") at the Effective Time. The Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

Agreement and Plan of Merger - Page 1

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1.2 Effect of Merger.
    ----------------

1.2.1     General.  The  Merger  shall  become  effective  at  the  time  (the
          -------
"Effective Time") the Surviving Entity signs the Certificate of Merger and the Articles of Merger and files the Certificate of Merger with the Secretary of State of Delaware and files the Articles of Merger with the Secretary of State of Washington. The Merger shall have the effect set forth in the laws of the States of Delaware and Washington. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Subsidiary or the Parent in order to carry out and effectuate the transactions contemplated by this Agreement.

1.2.2     Certificate of Incorporation.  The Certificate of Incorporation of the
          ----------------------------
Subsidiary in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

1.2.3     Bylaws.  The Bylaws of the Subsidiary in effect at and as of the
          ------
Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

1.2.4     Directors and Officers.  The directors and officers of the Parent in
          ----------------------
office at and as of the Effective Time will become the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

1.3     Conversion  of  Shares.
        ----------------------

1.3.1     Common  Stock.  At  the Effective Time of the Merger, by virtue of the
          -------------
Merger and without any action on the part of the holder of any shares of stock of the Parent or the Subsidiary, every one (1) issued and outstanding share of the Common Stock of the Parent held as of the Effective Time shall be converted into and become one (1) new fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. The Surviving Corporation will honor the stock certificates of the Parent as if they were issued by the Surviving Corporation.

1.3.2     Preferred Stock. At the Effective Time of the Merger, by virtue of the
          ---------------
Merger and without any action on the part of the holder of any shares of stock of the Parent or the Subsidiary, every issued and outstanding share, or fraction thereof, of Preferred Stock of the Parent held as of the Effective Time shall be converted into and become an issued and outstanding share, or fraction thereof, par value $0.001 per share, of the Surviving Corporation. The Surviving Corporation will honor the stock certificates of the Parent as if they were issued by the Surviving Corporation.

1.3.3     Conversion of Other Equity Instruments.  At the Effective Time of the
          --------------------------------------
Merger, by virtue of the Merger and without any action on the part of the holder of any stock options or warrants of the Parent, every one (1) stock option or warrant granted and convertible into shares of the Common Stock of the Parent, whether or not vested, shall be converted into and become one (1) stock option or warrant convertible into shares of the Common Stock of the Surviving Corporation. Any stock options and warrants of the Surviving Corporation shall be issued pursuant to economic terms substantially similar to those of existing options and warrants in the Parent. At the Effective Time of the Merger, every


Agreement and Plan of Merger - Page 2

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other equity instrument of the Parent not addressed elsewhere in this Agreement shall be converted into a similar equity instrument in the Surviving Corporation on economic terms substantially similar to those of the existing other equity instruments in the Parent.

1.3.4     Cancellation of Parent Securities. At and as of the Effective Time,
          ---------------------------------
each outstanding security of the Parent shall be canceled.

1.3.5     Cancellation of Subsidiary Shares.  Each security of the Subsidiary
          ---------------------------------
issued and outstanding immediately before the Effective Time shall be canceled at or immediately after the Effective Time.

2.     RIGHTS,  DUTIES,  POWERS,  LIABILITIES,  ETC.

     At the Effective Time of the Merger, the separate existence of the Parent shall cease, and the Parent shall be merged, in accordance with the provisions of this Agreement and the laws of the States of Washington and Delaware, with and into the Subsidiary, which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities of each of the Parties; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or other property, or any interest therein, vested by deed or otherwise in either the Parent or the Subsidiary, shall be vested in the Surviving Corporation without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either the Parent or the Subsidiary, may be prosecuted to judgment or decree as if the Merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.

3.     IMPLEMENTATION.

     Each of the Parties hereto shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the States of Washington and Delaware to consummate and make effective the Merger.

4.     TERMINATION.

     This Agreement may be terminated for any reason at any time before the filing of the Certificate of Merger and Articles of Merger with the Secretaries of State of the States of Delaware and Washington, respectively, (whether before or after approval by the stockholders of either of the Parties) by resolution of the Boards of Directors of both the Parent and the Subsidiary.

5.     AMENDMENT.

     This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Boards of Directors of both of the Parties; provided, however, that, subject to the
                                        --------   -------
succeeding  sentence,  this  Agreement  may not be amended or supplemented after


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having  been approved by the stockholders of either the Parent or the Subsidiary except by a vote or consent of stockholders of both Parties in accordance with applicable law. Notwithstanding the preceding proviso, to the extent permitted by law, the Boards of Directors of both Parties may amend, supplement or interpret this Agreement following stockholder approval to correct technical deficiencies that do not affect the economic or voting rights of the stockholders.

6.     GOVERNING  LAW.

     This Agreement and all matters relating to this Agreement, except for provisions pertaining to effecting the merger in the State of Washington, shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware.

7.     HEADINGS.

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.     SEVERABILITY.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.     COUNTERPART  AND  FACSIMILE  SIGNATURES.

     This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the Parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

PARENT:                                   SUBSIDIARY:
HiEnergy  Technologies,  Inc.,            HiEnergy  Technologies,  Inc.,
a  Washington  corporation                a  Delaware  corporation



By    /s/  Tom  Pascoe                    By   /s/  Tom  Pascoe
      ----------------                      ---------------------
      Tom  Pascoe,  CEO  and President       Tom Pascoe, President




Agreement and Plan of Merger - Page 4

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          ADOPTION OF THE AGREEMENT AND PLAN OF MERGER BY STOCKHOLDERS
                     OF RECORD OF THE PARENT AND SUBSIDIARY




PARENT:

The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Parent. The merger contemplated by the Agreement and Plan of Merger was approved at the Annual Meeting of the Stockholders of the Parent held on October 10, 2002 by stockholders of record holding 15,778,991 shares of voting common stock, which constitutes 69.78% of the Parent's duly issued and outstanding shares entitled to vote.


HIENERGY  TECHNOLOGIES,  INC.,  a  Washington  corporation



By:     /s/  Michal  Levy                                10/18/02
        -----------------                    --------------------
       Michal  Levy,  Secretary                           (Date)




SUBSIDIARY:

The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the Subsidiary. The Agreement and Plan of Merger was approved by unanimous written consent of the director and sole stockholder of the Subsidiary on October 18, 2002.


HIENERGY  TECHNOLOGIES,  INC.,  a  Delaware  corporation



By:     /s/  Michal  Levy                                10/18/02
        -----------------                    --------------------
       Michal  Levy,  Secretary                           (Date)




Agreement and Plan of Merger - Page 5


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